UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

LANTHEUS MEDICAL IMAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On January 26, 2012, the Company entered into an amendment of the terms of its existing revolving credit facility (“Revolver”) with a syndicate of banks and Bank of Montreal, as the administrative agent (the “Amendment”). The Amendment increases the applicable consolidated total leverage ratio, and decreases the consolidated interest coverage ratio, for certain fiscal quarters. Additionally, the Amendment modifies the Company’s ability to add back certain costs arising from the transfer of certain of its manufacturing operations and suppliers, as well as certain legal costs incurred in connection with claims made under its business interruption insurance policies, in calculating EBITDA in connection with the Revolver.  The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1

Amendment No. 2 to Credit Agreement, dated as of January 26, 2012, among Lantheus Medical Imaging, Inc., as borrower, Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC, as guarantors, Bank of Montreal, as administrative agent, Harris N.A., as collateral agent and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

	By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President and General Counsel

Date: January 30, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1

Amendment No. 2 to Credit Agreement, dated as of January 26, 2012, among Lantheus Medical Imaging, Inc., as borrower, Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC, as guarantors, Bank of Montreal, as administrative agent, Harris N.A., as collateral agent and the other lenders party thereto.